Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Massachusetts AMT-Free Municipal Income Fund f/k/a Nuveen Insured Massachusetts Tax-Free
Advantage Municipal Fund

811-21216

The annual meeting of shareholders was held in the offices of Nuveen Investments on December 16,
2011; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment
Policies. The meeting was subsequently adjourned to January 31, 2012, March 5, 2012, April 13, 2012 and May 14, 2012, respectively.


Voting results are as follows:

<c> Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the elimination of the fundamental policies relating to the Funds ability to make loans.


   For
            2,308,141
               792,746
   Against
               189,910
                 75,889
   Abstain
                 65,137
                 24,100
   Broker Non-Votes
               622,700
               274,139
      Total
            3,185,888
            1,166,874



To approve the new fundamental policy relating to the Funds ability to make loans.


   For
            2,303,959
               792,746
   Against
               186,158
                 75,889
   Abstain
                 73,071
                 24,100
   Broker Non-Votes
               622,700
               274,139
      Total
            3,185,888
            1,166,874



To approve the elimination of the existing fundamental investment policy related to the Funds investment of at least 80% of its assets in insured municipal securities


   For
            2,296,228
               784,396
   Against
               197,941
                 78,389
   Abstain
                 69,019
                 29,950
   Broker Non-Votes
               622,700
               274,139
      Total
            3,185,888
            1,166,874



To approve a new fundamental investment policy related to the Funds investment of at least 80% of its assets in municipal securities.


   For
            2,328,273
               787,396
   Against
               170,978
                 77,889
   Abstain
                 63,937
                 27,450
   Broker Non-Votes
               622,700
               274,139
      Total
            3,185,888
            1,166,874

Proxy materials are herein
incorporated by reference
to the SEC filing on November
16, 2011, under
Conformed Submission Type
DEF 14A, accession
number 0001193125-11-314327.